Exhibit 3.87

ARTICLES OF ORGANIZATION OF

BLACK HILLS FIBERCOM, L.L.C.

‘That we the undersigned persons, who shall be members upon issuance of a Certificate of Organization from the South Dakota Secretary of State, acting as organizers of a limited liability company under the South Dakota Limited Liability Company Act, do hereby adopt the following Articles of Organization for such limited liability company.

ARTICLE I.

The name of this limited liability company is Black Hills FiberCom, L.L.C.

ARTICLE II.

The initial designated office of this limited liability company is

2045 Samco Road, Sapid City, SD 57702.

ARTICLE III.

The address of the initial registered agent of this limited liability company is

625 Ninth Street

P.O. Box 1400

Rapid City, SD 57709

and the name of its initial registered agent at such address is

Roxann R. Basham

who by her signature below consents to her appointment as such registered agent.

ARTICLE IV.

The name and addresses of the organizers of this limited liability company are:

Black Hills Fiber Systems, Inc.,

f/k/a Black Hills Fibercom, Inc.,

d/b/a Black Hills FiberCom

625 Ninth Street

P. 0. Box 1400

Rapid City, SD  57709

GLA New Ventures, LLC

425 Woods Mill Road South, Suite 300

Town & Country, MO  63017

ARTICLE V.

The period of duration of this limited liability company shall be perpetual or until the earlier dissolution of the limited liability company in accordance with the provisions of its operating agreement.

ARTICLE VI.

The Company shall be member managed by an Operating Committee, as more fully set forth in the Operating Agreement.

ARTICLE VII.

None of the members of the Company shall be liable for the debts and obligations under SDCL 47-34A-303(c).

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, we have hereunto set our hands on this 18 day of January, 1999.

BLACK HILLS FIBER SYSTEMS, INC.,
f/k/a BLACK HILLS FIBERCOM, INC.
d/b/a BLACK HILLS FIBERCOM

By:
Roxann R. Basham
Its Vice President Finance

GLA NEW VENTURES, LLC

By
Its

STATE OF SOUTH DAKOTA

CODNTY OF PENNINGTON

On the 18, day of January, 1999, before me, the undersigned officer, personally appeared Roxann R. Basham, who acknowledged herself to be the Vice President - Finance of Black Hills Fiber Systems, Inc., formerly known as Black Hills Fibercom, Inc., a corporation, and that she, as such Vice President - Finance, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by herself as Vice President - Finance.

IN WITNESS WHEREOF. I hereunto set my hand and official seal.

Notary Public

STATE OF SOUTH DAKOTA

COUNTY OF PENNINGTON

On the 18th day of January, 1999, before me, the undersigned officer, personally appeared David L. Howard, who acknowledged himself co be the Senior Vice President and Secretary of GLA New Ventures, LLC, a Missouri limited liability corporation, and chat he, as such Senior Vice President and Secretary, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Senior Vice President and Secretary.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

CONSENT OF REGISTERED AGENT

I, Roxann R. Basham, registered agent named in Article IV above, hereby consent ta my appointment as registered agent as set forth above.

/s/ Roxann R. Basham
Roxann R. Basham

AMENDED ARTICLES OF ORGANIZATION

FILING FEE:  $50

The Limited Liability Company named below, adopts the following Amended Articles Organization pursuant to

1.                                      The name of the limited liability company is:  Black Hills FiberCom, LLC

2.                                      The date of filing the articles of organization is 01/25/99

3.                                      The amendment to the articles is:

1.                                      The name of the limited liability company is: PrairieWave Black Hills, LLC

The application must be signed by a member if the company is a member-managed company or by a manager if its a manager-managed company.

Date:
Name and Title

William P. Heaston
VP, General Counsel
Corporate Secretary

AMENDED AND RESTATED
ARTICLES OF ORGANIZATION OF
PrairieWave Black Hills, LLC

The undersigned hereby executes and acknowledges the following Amended and Restated Articles of Organization for the purpose of amending and restating the Articles of Organization of a limited liability company formed under the South Dakota Limited Liability Company Act on January 25, 1999 (DL002065), now known as PrairieWave Black Hills, LLC.

ARTICLE ONE:  NAME.

The name of the limited liability company is PrairieWave Black Hills, LLC (hereinafter “the Company”).

ARTICLE TWO:  DURATION.

The duration of the Company shall be perpetual.

ARTICLE THREE:  DESIGNATED OFFICE.

The designated office and business address of the Company shall be 5100 South Broadband Lane, Sioux Falls, SD 57108.

ARTICLE FOUR: AGENT FOR SERVICE OF PROCESS.

The agent for service of process is William P. Heaston.  His address is 5100 South Broadband Lane, Sioux Falls, South Dakota 57108.

ARTICLE FIVE:  NAME AND ADDRESS OF MANAGER.

The Company shall be Manager managed. On the filing of these Articles, the name and address of the Manager is as follows:

Black Hills Fiber Systems, Inc.

5100 South Broadband Lane

Sioux Falls, SD 57108

The Member shall have the right to remove the Manager, with or without cause.

ARTICLE SIX:  LIABILITY OF MEMBER, MANAGER AND OFFICERS.

No Member, Manager or Officer of the Company shall be liable to any third party for any debts of the Company - whether in contract, tort, or otherwise.

ARTICLE SEVEN:  DECLARATION.

The rights and obligations of the Member, Manager and Officers shall be governed by a Declaration as executed and amended by the Member.

Dated the day following the name of the Member as set forth below.

MEMBER:
BLACK HILLS FIBER SYSTEMS, INC.

/s/ Bruce D. Herman	3/30/07
by Bruce D, Herman	Date
its President

STATE OF SOUTH DAKOTA	)
: SS
COUNTY OF MINNEHAHA	)

On March 30, 2007, before me, the undersigned officer, personally appeared Bruce D. Herman, who acknowledged himself to be the President of Black Hills Fiber Systems, Inc., and acknowledged that he, as President, executed the same for the purposes therein contained.

In witness thereof, I hereunto set my hand and official seal.

Notary Public — State of South Dakota
My commission expires:

CONSENT OF AGENT TO SERVICE OF PROCESS

I, William P. Heaston, do hereby consent to serve as the registered agent for service of process for PrairieWave Black Hills, LLC.

Effective Date:  March 30, 2007.

/s/ William P. Heaston
William P. Heaston

AMENDED ARTICLES OF ORGANIZATION

FILING FEE: $50

The Limited Liability Company named below, adopts the following Amended Articles Organization pursuant to

1.                                      The name of the limited liability company is:  PrairieWave Black Hills, LLC

2.                                      The date of filing the articles of organization is January 25, 1999

3.                                      The amendment to the articles is:

Article 1.  The name of the limited liability company is Knology of the Black Hills, LLC

The application must be signed by a member if the company is a member-managed company or by a manager if its a manager-managed company.

Date:	March 7, 2008	/s/ Chad S. Wachter
Name and Title

Chad S. Wachter
Member, Secretary, VP.
General Counsel